UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 4, 2013

ALKERMES PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	00—35299	98-1007018
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

Connaught House 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                                           Costs Associated with Exit or Disposal Activities.

On April 4, 2013, the board of directors of Alkermes Pharma Ireland Limited (“APIL”), a wholly owned subsidiary of Alkermes plc (the “Company”), approved a restructuring plan related to its Athlone, Ireland manufacturing facility (the “Plan”) consistent with the evolution of the Company’s product portfolio and designed to improve operational performance for the future.

Under the Plan, APIL will terminate manufacturing services for certain older products becoming uneconomic to produce due to decreasing demand from its customers resulting from generic competition.  In fiscal year 2013, these products are expected to represent less than 5% of the Company’s total revenues.  As a result of the termination of these services, it is contemplated that APIL will also implement a corresponding reduction in headcount of up to 130 employees.  The Company expects the Plan to commence immediately and to be implemented over a period of approximately two years.

This Plan is expected to result in estimated annual cost savings of between $15 million to $20 million by fiscal year 2016 and beyond.  The Company expects to continue to generate revenues from the manufacturing of these products during fiscal year 2014 and, for certain of these products, into fiscal year 2015.

In conjunction with the Plan, the Company expects to incur a one-time, cash restructuring charge related to severance and other employee-related expenses of approximately $12.5 million, which will be recorded during the fiscal quarter ended March 31, 2013. This charge was not previously included in the Company’s financial guidance for fiscal year 2013.

As part of the Plan, the Company also expects to incur non-cash charges resulting from the accelerated depreciation of certain manufacturing assets, which are currently estimated to be approximately $10 million in fiscal year 2014 and $7 million in fiscal year 2015.

Information contained in this Current Report on Form 8-K that relate to the Company’s expectations regarding implementation of the Plan, expected charges to be incurred under the Plan and expected savings to be realized as a result of the Plan, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s “Risk Factors” included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2012, as filed with the Securities and Exchange Commission on May 18, 2012. The forward-looking statements contained herein speak only as of the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date such statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: April 9, 2013	By:	/s/ James M. Frates
James M. Frates
Senior Vice President and Chief Financial Officer